Law Offices of
M. PETER AMARAL, ESQ.
Attorney at Law
PO Box 970771
Boca Raton, Florida 33428

March 14, 1997

Board of Directors
Riverbank Factors, Inc.
800 West Oakland Park Blvd.
Ft. Lauderdale, FL 33311

	Re:	Issuance of $4,900,00 unsecured, subordinated notes

Gentlemen:

	In connection with the issuance of $4,900,00 unsecured, subordinated notes (the "Notes") of Riverbank Factors, Inc., a Florida corporation (the "Issuer"), pursuant to a registration statement on Form SB-2, which has been filed with Securities Exchange Commission, under the Securities Act of 1933 (the "Act"), we have examined a copy of the Form SB-2, and have assumed the accuracy of the information contained therein without an independent investigation and have assumed such information will continue to be true. We have also examined such other documents and have made such examinations of law as we have deemed relevant. It is our opinion that the Notes, upon sale and issuance, will be legally issued, binding obligations of Riverbank Factors, Inc., and that such issuance is not in violation of the certificate of incorporation or the by-laws of Riverbank Factors, Inc.

	We consent to the use our opinion in the said Registration Statement.

Very truly yours,

/s/M. PETER AMARAL
M. Peter Amaral, Esq.